Exhibit 99.1

Citius Oncology, Inc. Reports Fiscal Third Quarter 2025 Financial Results and Provides Business Update

LYMPHIR commercial availability planned for the fourth quarter of 2025

$12.5 million in gross financings raised during the quarter by Citius Pharmaceuticals, with an additional $9 million raised by Citius Oncology in July 2025, to facilitate LYMPHIR pre-launch initiatives and drive successful market introduction

CRANFORD, N.J., August 12, 2025 -- Citius Oncology, Inc. (“Citius Oncology” or the “Company”) (Nasdaq: CTOR), a specialty biopharmaceutical company focused on the development and commercialization of novel targeted oncology therapies, today reported business and financial results for the fiscal third quarter ended June 30, 2025.

“Citius Oncology is in the final stages of preparation for the U.S. commercial launch of LYMPHIR™,” said Leonard Mazur, Chairman and CEO of Citius Oncology and Citius Pharmaceuticals. “We successfully raised capital to support our pre-launch activities and secured distribution service agreements with leading global providers. Our launch strategy leverages cutting-edge technology and targeted marketing to reach the cutaneous T-cell lymphoma patients and providers who can benefit most from this important therapy. With launch supplies ready, distribution agreements in place, and strong engagement from key opinion leaders, we plan to make LYMPHIR available in the fourth quarter of 2025.”

Fiscal THIRD quarter 2025 Financial highlights:

●	On July 17, 2025, Citius Oncology completed a public offering generating net proceeds of approximately $7.4 million, after deducting placement agent fees and other offering expenses;

●	R&D expenses were $938,000 for the quarter ended June 30, 2025, as compared to $1.1 million for the quarter ended June 30, 2024;

●	G&A expenses were $1.9 million for the quarter ended June 30, 2025, as compared to $1.5 million for the quarter ended June 30, 2024;

●	Stock-based compensation expense was $2.1 million, as compared to $2.0 million for the quarter ended June 30, 2024;

●	Net loss was $5.4 million, or ($0.08) per share, for the quarter ended June 30, 2025, as compared to a net loss of $4.8 million, or ($0.07) per share, for the quarter ended June 30, 2024; and,

●	As of June 30, 2025, the Company had $112 in cash and cash equivalents and 71,552,402 common shares outstanding. Citius Oncology is a subsidiary of Citius Pharma. During the three months ended June 30, 2025, Citius Pharma received net proceeds from equity offerings of approximately $10.5 million.

For a complete discussion of our financial results, please refer to our Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed today with the SEC and available at www.sec.gov.

About Citius Oncology, Inc.

Citius Oncology specialty is a biopharmaceutical company focused on developing and commercializing novel targeted oncology therapies. In August 2024, its primary asset, LYMPHIR, was approved by the FDA for the treatment of adults with relapsed or refractory CTCL who had had at least one prior systemic therapy. Management estimates the initial market for LYMPHIR currently exceeds $400 million, is growing, and is underserved by existing therapies. Robust intellectual property protections that span orphan drug designation, complex technology, trade secrets and pending patents for immuno-oncology use as a combination therapy with checkpoint inhibitors would further support Citius Oncology’s competitive positioning. Citius Oncology is a publicly traded subsidiary of Citius Pharmaceuticals. For more information, please visit www.citiusonc.com

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Oncology. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated, and, unless noted otherwise, that apply to Citius Oncology are: our need for substantial additional funds and our ability to raise additional money to fund our operations beyond September 2025 and for at least the next 12 months as a going concern; our ability to commercialize LYMPHIR, including covering the costs of licensing payments, product manufacturing and other third-party goods and services, and any of our other product candidates that may be approved by the FDA; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; the estimated markets for our product candidates and the acceptance thereof by any market; our ability to maintain compliance with Nasdaq’s continued listing standards; the ability of our product candidates to impact the quality of life of our target patient populations; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; risks related to research using our assets but conducted by third parties; uncertainties relating to preclinical and clinical testing; market, economic and other conditions; risks related to our growth strategy; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. These risks have been and may be further impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in Citius Oncology’s Annual Report on Form 10-K for the year ended September 30, 2024, filed with the SEC on December 27, 2024, as amended on January 27, 2025, Citius Oncology’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 12, 2025, and as updated by our subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

CITIUS ONCOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	September 30,
	2025	2024
Current Assets:
Cash and cash equivalents	$112	$112
Inventory	17,208,967	8,268,766
Prepaid expenses	1,100,000	2,700,000
Total Current Assets	18,309,079	10,968,878

Other Assets:
In-process research and development	73,400,000	73,400,000
Total Other Assets	73,400,000	73,400,000

Total Assets	$91,709,079	$84,368,878
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,667,419	$3,711,622
License payable	28,400,000	28,400,000
Accrued expenses	8,458,554	—
Due to related party	7,464,362	588,806
Total Current Liabilities	52,990,335	32,700,428

Deferred tax liability	2,520,720	1,728,000
Note payable to related party	3,800,111	3,800,111
Total Liabilities	59,311,166	38,228,539
Stockholders’ Equity:
Preferred stock - $0.0001 par value; 10,000,000 shares authorized: no shares issued and outstanding	—	—
Common stock - $0.0001 par value; 400,000,000 and 100,000,000 shares authorized at June 30, 2025 and September 30, 2024, respectively; 71,552,402 shares issued and outstanding	7,155	7,155
Additional paid-in capital	91,434,058	85,411,771
Accumulated deficit	(59,043,300)	(39,278,587)
Total Stockholders’ Equity	32,397,913	46,140,339
Total Liabilities and Stockholders’ Equity	$91,709,079	$84,368,878

CITIUS ONCOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2025 AND 2024

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024
Revenues	$–	$–	$–	$–

Operating Expenses
Research and development	938,277	1,131,439	5,342,198	3,628,900
General and administrative	1,881,447	1,540,411	7,446,753	4,443,899
Stock-based compensation — general and administrative	2,125,237	1,957,000	6,022,287	5,831,000
Total Operating Expenses	4,944,961	4,628,850	18,811,238	13,903,799

Operating Loss	(4,944,961)	(4,628,850)	(18,811,238)	(13,903,799)

Interest expense	160,755	–	160,755	–

Loss before Income Taxes	(5,105,716)	(4,628,850)	(18,971,993)	(13,903,799)
Income tax expense	264,240	144,000	792,720	432,000

Net Loss	$(5,369,956)	$(4,772,850)	$(19,764,713)	$(14,335,799)

Net Loss Per Share - Basic and Diluted	$(0.08)	$(0.07)	$(0.28)	$(0.21)
Weighted Average Common Shares Outstanding
Basic and diluted	71,552,402	67,500,000	71,552,402	67,500,000

CITIUS ONCOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JUNE 30, 2025 AND 2024

(Unaudited)

	2025	2024
Cash Flows From Operating Activities:
Net loss	$(19,764,713)	$(14,335,799)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	6,022,287	5,831,000
Deferred income tax expense	792,720	432,000
Changes in operating assets and liabilities:
Inventory	(8,940,201)	-
Prepaid expenses	1,600,000	(2,271,920)
Accounts payable	4,955,797	(1,289,045)
Accrued expenses	8,458,554	185,930
Due to related party	6,875,556	11,447,834
Net Cash Provided By Operating Activities	-	-

Net Change in Cash and Cash Equivalents	-	-
Cash and Cash Equivalents – Beginning of Period	112	-
Cash and Cash Equivalents – End of Period	$112	$-

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